UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2012

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400

390 North Orange Avenue

Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

As previously disclosed, on May 3, 2012, Parkway Properties, Inc. (“Parkway” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and TPG VI Pantera Holdings, L.P.(“TPG”). Pursuant to the terms of the Purchase Agreement, TPG will acquire 4,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $11.25 per share, and 13,477,778 shares of a newly authorized series of the Company’s preferred stock, designated as Series E Convertible Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), at a purchase price and liquidation preference of $11.25 per share, for an aggregate investment in the Company by TPG of $200 million.

The Series E Preferred Stock will be convertible into shares of Common Stock following the receipt of the requisite approval of the Company’s stockholders at an initial conversion ratio equal to one share of Common Stock per share of Series E Preferred Stock, subject to adjustment. In the Purchase Agreement, the Company has agreed to use its reasonable best efforts to hold, within 180 days following the date of closing of the transactions contemplated by the Purchase Agreement (the “Transaction”), a meeting of its stockholders to vote on the approval of the conversion of the Series E Preferred Stock into Common Stock and certain other matters set forth in the Stockholders Agreement. In the event that the Company’s stockholders do not approve such matters at the first stockholders’ meeting, then the Company has agreed to, upon TPG’s request, use its reasonable best efforts to call additional stockholders’ meetings on two additional occasions during the first year following the closing and on an annual basis thereafter for the purpose of obtaining such approval.

The Company and TPG have made customary representations, warranties and covenants to each other, including representations and warranties with respect to capitalization of the Company and certain representations regarding matters relating to the Company’s business.

The Transaction is expected to close by the end of the second quarter of 2012, subject to satisfaction of certain customary closing conditions, including, among others, compliance with all listing requirements for the listing on the New York Stock Exchange of the Common Stock purchased by TPG in the Transaction and issuable upon conversion of the Series E Preferred Stock, and the receipt of certain material third party consents.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Stockholders Agreement

Pursuant to the Purchase Agreement, the Company and TPG have agreed to enter into a Stockholders Agreement, effective as of the closing of the Transaction, in order to establish various arrangements and restrictions with respect to governance of the Company, certain actions that may be taken with respect to TPG’s Common Stock and Series E Preferred Stock and certain rights with respect to TPG’s Common Stock and Series E Preferred Stock.

Pursuant to the terms of the Stockholders Agreement, the Company will agree to maintain a nine member board of directors (the “Board”), and TPG will have the right to nominate a specified number of directors to the Board for so long as TPG’s level of ownership of the Company is equal to or greater than 5% of the Company’s outstanding Common Stock (assuming full conversion of the Series E Preferred Stock). TPG will be entitled to nominate to the Board (i) four directors if TPG’s ownership is at least 40%, (ii) three directors if TPG’s ownership is at least 30%, but less than 40%, (iii) two directors if TPG’s ownership of the Company is at least 15% but less than 30%, and (iv) one director if TPG’s ownership of the Company is at least 5% but less than 15%. TPG will have no Board nomination rights if its level of ownership of the Company is less than 5%. Each of the forgoing percentages refers to a percentage of the Company’s outstanding Common Stock, assuming full conversion of the Series E Preferred Stock.

In addition, the Company will agree to constitute each of its Board committees as a four member committee and (i) for so long as TPG’s level of ownership of the Company is equal to or greater than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), TPG will have the right to have two Board members appointed to each committee of the Board, and (ii) for so long as TPG’s ownership of the Company is equal to or greater than 5% but less than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), TPG will have the right to have one Board member appointed to each committee of the Board. TPG will have no such committee appointment rights if its level of ownership of the Company is less than 5%. Each of the forgoing percentages refers to a percentage of the Company’s outstanding Common Stock, assuming full conversion of the Series E Preferred Stock.

Pursuant to the terms of the Stockholders Agreement, TPG also will have the right to consent to the following actions for so long as TPG’s level of ownership of the Company is equal to or greater than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), other than in connection with any change in control of the Company:

•	Any amendment to the governing documents of the Company or its subsidiaries in any manner adverse to TPG;

•	Any voluntary liquidation, dissolution or winding up of the Company;

•	Any voluntary bankruptcy or insolvency action, or any consent to any involuntary bankruptcy or similar proceeding;

•	Any decision for the Company not to elect to qualify as a real estate investment trust;

•	Any increase or decrease in the size of the Board or any committee; and

•	Any change in the rights and responsibilities of either the Investment Committee of the Board or the Compensation Committee of the Board.

In addition, for so long as TPG’s ownership of the Company is equal to or greater than 22.5% of the outstanding Common Stock (assuming full conversion of the Series E Preferred Stock), other than in connection with any change in control of the Company, the rights and responsibilities of the Investment Committee of the Board will include (i) except for certain permitted issuances relating to outstanding rights to purchase or acquire capital stock of the

Company, compensation arrangements and acquisition transactions, any sale or issuance of any capital stock or other security, (ii) any incurrence of indebtedness with a principal amount greater than $20,000,000, and (iii) any other matters over which the Investment Committee currently has approval authority. During such period, the rights and responsibilities of the Compensation Committee of the Board will include (i) subject to the receipt of the approval of the Company’s stockholders with respect to such responsibility, the hiring or termination of any of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operations Officer or Chief Investments Officer, or any material change in any of the duties of any such executive officer, and (ii) any approval of future compensation arrangements for such officers. During such period, the Board may not approve such matters without the affirmative approval of the Investment Committee or the Compensation Committee, as applicable.

Pursuant to the terms of the Stockholders Agreement, except in certain cases, TPG will have a pre-emptive right to participate in future Company equity issuances for so long as TPG (together with its affiliates) owns at least 10% of the Company’s outstanding Common Stock (assuming full conversion of the Series E Preferred Stock). TPG’s pre-emptive rights with respect any equity issuances of Common Stock or securities convertible into or exercisable for Common Stock will be subject to stockholder approval of such rights at least once during each five year period after closing.

The Stockholders Agreement also will provide for customary registration rights with respect to TPG’s Common Stock and, beginning two years after closing, the Series E Preferred Stock. Pursuant to such registration rights, beginning one year after closing, TPG will have, subject to certain limitations, the right to require the Company to register TPG’s securities on three separate occasions and will have limited piggyback registration rights in connection with offerings by other stockholders. In addition, TPG has agreed to certain customary standstill provisions through the earliest of (i) the time that TPG (together with its affiliates) no longer collectively owning at least 5% of the Common Stock (assuming full conversion of the Series E Preferred Stock), (ii) the fifth anniversary of the closing of the Transaction, and (iii) the occurrence of a change of control transaction.

The form of Stockholders Agreement is filed as Exhibit A to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Management Services Agreement

Also upon closing of the Transaction, the Company and TPG have agreed to enter into a Management Services Agreement that sets forth certain financial advisory services previously provided by and to be provided by, and fees to be paid to, an affiliate of TPG, in connection with the Transaction and such affiliate of TPG’s ongoing services to the Company. The Company has agreed to pay such affiliate of TPG a transaction fee of $6.0 million and to reimburse such affiliate of TPG for up to a maximum of $1.0 million in reasonable out-of-pocket expenses incurred by TPG and its affiliates in connection with the Transaction. In addition, in exchange for certain ongoing advisory and consulting services, the Company will pay to TPG’s affiliate a monitoring fee equal to $600,000 for the first year following the closing of the Transaction and $1.0 million per year thereafter for so long as TPG has the right to appoint four of the nine members of the Board. In each case, the monitoring fee will be reduced proportionately based on TPG’s Board representation rights under the Stockholders Agreement, as described above. The monitoring fee will be payable quarterly when the Company pays its Common Stock dividend and will be payable 50% in cash and, subject to certain limitations, 50% in shares of Series E Preferred Stock (or Common Stock if the Series E Preferred Stock has previously been converted). The monitoring fee will be in lieu of director fees otherwise payable to the TPG-nominated members of the Board.

The form of Management Services Agreement is filed as Exhibit B to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Terms of the Series E Preferred Stock

The terms, rights, obligations and preferences of the Series E Preferred Stock will be set forth in the Articles Supplementary of the Series E Convertible Cumulative Redeemable Preferred Stock (the “Series E Articles Supplementary”), which will be filed with the Department of Assessments and Taxation of the State of Maryland prior to the closing of the Transaction. The Series E Preferred Stock will rank senior to the Company’s Common Stock and on parity with the Company’s 8% Series D Cumulative Redeemable Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution and winding up of the Company. The Series E Preferred Stock will have no voting rights except as to creation of senior securities and as to materially adverse changes to the terms of the Series E Preferred Stock.

Upon the approval by the Company’s stockholders of conversion of the Series E Preferred Stock as described above, each share of Series E Preferred Stock will become convertible, at the option of the holder or the Company, into newly issued shares of Common Stock at an initial conversion ratio equal to one share of Common Stock per share of Series E Preferred Stock, subject to customary anti-dilution adjustments. In the event that the approval by the Company’s stockholders of such conversion has not been obtained within 180 following the Closing of the Transaction, the liquidation preference of and conversion ratio applicable to each share of Series E Preferred Stock will be adjusted to equal 110% of the liquidation preference and conversion ratio in effect immediately prior to such adjustment.

The Series E Preferred Stock will participate in dividends declared and paid on the Common Stock. Until it is converted into Common Stock, the dividend rate applicable to the Series E Preferred Stock will increase to (i) 8.0% per annum beginning 180 days after closing of the Transaction and continuing until the end of the second full calendar quarter after commencement of such dividend rate (during which time the Company may pay the dividends in kind by issuing additional shares of Series E Preferred Stock), (ii) 12% per annum beginning upon expiration of such period and continuing for four calendar quarters, and (iii) 15% per annum thereafter. These dividends will be net of the amount of any Common Stock dividends received by the holders of Series E Preferred Stock during such periods.

At any time after the fifth anniversary of the closing of the Transaction, any holder of Series E Preferred Stock will have the right to require the Company to purchase all but not less than all of such holder’s Series E Preferred Stock for a per share redemption price equal to the greater of: (a) the per share liquidation preference of such holder’s Series E Preferred Stock; and (b) the average closing price per share of Company’s Common Stock for the 20 trading days preceding the date the Company receives notice of the exercise multiplied by the conversion ratio (but without giving effect to the potential 10% increase in the conversion ratio described above). Upon exercise by any holder of Series E Preferred Stock of such redemption right, the Company may elect to redeem such holder’s shares on the date specified by the holder or on a date that is not later than 180 days after the date specified by the holder. To the extent that the Company does not redeem such holder’s shares on the redemption date (whether due to a lack of available funds or otherwise), dividends on the shares that remain outstanding will be increased by 3.0% per annum.

In addition to the foregoing, in the event that the Company engages in or becomes subject to a change of control transaction, each holder of Series E Preferred Stock will have the right to require the Company to purchase all but not less than all of such holder’s Series E Preferred Stock for a per share redemption price equal to the greater of: (a) the per share liquidation preference of such holder’s Series E Preferred Stock; and (b) the greater of (x) average closing price per share of Company’s Common Stock for the twenty trading days preceding the fifth day prior to consummation of the change of control transaction multiplied by the conversion ratio (but without giving effect to the potential 10% increase in the conversion ratio described above) and (y) the per share consideration received by Company’s common stockholders in such transaction. To the extent that the Company does not redeem such holder’s shares on the date of consummation of the change of control transaction (whether due to a lack of available funds or otherwise), dividends on the shares that remain outstanding will be increased by 3.0% per annum.

The Company will have the right to redeem all (but not less than all) of the Series E Preferred Stock at any time between the first and second anniversaries of the closing of the Transaction for a per share purchase price equal to the greater of: (a) the per share liquidation preference of such Series E Preferred Stock, plus a make-whole feature designed to enable the holders of such Series E Preferred Stock to have received the benefit of dividends on such Series E Preferred Stock through the fifth anniversary of the closing; and (b) the average closing price per share of Company’s Common Stock for the twenty trading days preceding the date the Company gives notice of its intent to purchase such Series E Preferred Stock multiplied by the conversion ratio (but without giving effect to the potential 10% increase in the conversion ratio described above). If the redemption occurs between the twelfth and fifteenth months after closing, the make-whole amount described above will be calculated by applying a net present value discount equal to the treasury rate; otherwise there will be no present value discount.

The form of Series E Articles Supplementary is filed as Exhibit D to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this document that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends,

project, or other similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include expectations as to the timing of acquisitions and dispositions and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure of the TPG transaction to close; the failure to acquire or sell properties (including Hearst Tower) as and when anticipated; termination of property management contracts, the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties, the risk that a condition to closing of these transactions may not be satisfied; the timing to consummate the proposed transactions; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Additional Information

This report is being filed in respect of the proposed equity investment transaction involving the Company and TPG, as described above. The Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the conversion of any shares of preferred stock of the Company issued to TPG in connection with TPG’s proposed equity investment in the Company into shares of the Company’s common stock. The Company also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such acquisition when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders regarding the conversion of any shares of preferred stock of the Company issued to TPG in connection with TPG’s proposed equity investment in the Company into shares of the Company’s common stock.

Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 5, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of the Company will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated as of May 3, 2012, by and between Parkway Properties, Inc. and TPG VI Pantera Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012

PARKWAY PROPERTIES, INC.

By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer